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                                                                    EXHIBIT 99.1


DATE:   November 24, 1997

FROM:                                             FOR:
Padilla Speer Beardsley Inc.                      Marten Transport, Ltd.
224 Franklin Avenue West                          129 Marten Street
Minneapolis, Minnesota 55404                      Mondovi, Wisconsin 54755
                                                  (Nasdaq: MRTN)

Kathy Burnham                                     Darrell D. Rubel
(612) 872-3744                                    (715) 926-4216




FOR IMMEDIATE RELEASE

MARTEN TRANSPORT, LTD. ANNOUNCES
THREE-FOR-TWO STOCK SPLIT

MONDOVI, Wis., Nov. 24, 1997 -- Marten Transport, Ltd. announced today that its Board of Directors has declared a three-for-two stock split of the company's common stock. The stock split will be effected in the form of a stock dividend distributed January 5, 1998, to shareholders of record as of December 15, 1997. The stock split will increase the number of outstanding shares of common stock from 2,975,116 to 4,462,674.

     Randolph L. Marten, the company's President and Chief Operating Officer, said, "This three-for-two stock split is part of our strategy to create a broader market for our stock, thereby benefiting both the company and its shareholders. This action makes our market price more accessible to a larger number of individual investors, which should expand the market for our stock and enhance liquidity."

      Marten Transport, Ltd., with headquarters in Mondovi, Wis., strives to be the premier supplier of time- and temperature-sensitive truckload motor carrier services to customers nationwide. The company serves customers with more demanding delivery deadlines or those who ship products requiring modern temperature-controlled trailers to protect goods. The company's common stock is traded on the Nasdaq National Market System under the symbol MRTN.

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